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                                                                    EXHIBIT 23.3



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated January 28, 2004, except for Note 14 as to which the date is February 17, 2004, relating to the financial statements, which appears in Royal Caribbean Cruises Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Miami, Florida
May 3, 2004